Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-171806
Product prospectus supplement UBS-EI-STEPS To the prospectus dated January 28, 2011 and prospectus supplement dated January 28, 2011 Senior Medium-Term Notes, Series E
Royal Bank of Canada Step Performance Securities Linked to an Equity Index
•	Royal Bank of Canada may offer and sell step performance securities linked to an equity index from time to time. We refer to these securities as the “securities”.
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This product prospectus supplement no. UBS-EI-STEPS describes terms that will apply generally to the securities, and supplements the terms described in the accompanying prospectus supplement and prospectus.  A separate term sheet, free writing prospectus or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below.  We refer to such term sheets, free writing prospectuses and pricing supplements generally as terms supplements.  A separate index supplement or terms supplement will describe any index not described in this product prospectus supplement and to which the securities are linked.  If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related index supplement, the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.

•	The securities are senior unsecured debt obligations of Royal Bank of Canada.
•	Payment on the securities will be linked to the performance of an Index, as described below.
•	All payments on the securities will be made solely on the maturity date. No interest payments will be made on the securities.
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The securities offer investors the opportunity to participate in the greater of (a) a specified “Step Return” (as defined below) or (b) the percentage increase in the value of the Index from the pricing date (or from a specified strike level).  Your securities may also be subject to an upside leverage factor or a Maximum Gain (each as described below).

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Depending upon the terms of your securities, investors will participate in any decrease in value of the Index to the extent described in the applicable terms supplement.  That participation may be either on a one-for-one basis for any decrease in the value of the shares of the Index from their value on the pricing date (or from a specified strike level), or any decrease beyond a specified buffer.  The downside participation may also be subject to a downside leverage factor.  As a result, you may lose all or a portion of the amount that you invest in the securities.

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For important information about the tax consequences of investing in the securities, see “Supplement Discussion of Canadian Federal Income Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” beginning on page PS-25.

•	The securities will be offered in minimum denominations of $10 and integral multiples of $10, unless otherwise specified in the relevant terms supplement.
•	Investing in the securities is not equivalent to investing in the Index or any of its component securities.
•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-5.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product prospectus supplement no. UBS-EI-STEPS the accompanying prospectus supplement and prospectus, any related index supplement, or any related terms supplement.  Any representation to the contrary is a criminal offense.

The securities are unsecured and are not savings accounts or deposits of a bank.  The securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation, or any other governmental agency of Canada or the United States.

UBS Financial Services, Inc.	RBC Capital Markets, LLC

October 21, 2011

In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, any related index supplement, this product prospectus supplement no. UBS-EI-STEPS and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant terms supplement, any related index supplement and this product prospectus supplement no. UBS-EI-STEPS, and with respect to Royal Bank of Canada.  This product prospectus supplement no. UBS-EI-STEPS, together with the relevant terms supplement, any related index supplement and the accompanying prospectus and prospectus supplement, contain the terms of the securities and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours, or any written materials prepared by any Agent (as defined in “Underwriting”), including UBS Financial Services Inc. and RBC Capital Markets, LLC.  The information in the relevant terms supplement, any related index supplement, this product prospectus supplement no. UBS-EI-STEPS and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant terms supplement and this product prospectus supplement no. UBS-EI-STEPS are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers.  You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.  The relevant terms supplement, any related index supplement, this product prospectus supplement no. UBS-EI-STEPS and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful.

In this product prospectus supplement no. UBS-EI-STEPS, any related index supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Royal Bank of Canada, unless the context requires otherwise.

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this product prospectus supplement, the prospectus supplement and the prospectus, as well as the relevant terms supplement.

Key Terms

Index:	The equity index specified in the relevant terms supplement (the “Index”).

Payment at Maturity (Securities without a Buffer):
Index Return that Is Positive or Zero.  Unless otherwise specified in the relevant terms supplement, for securities without a Buffer (as defined below), the amount you will receive at maturity is based on the Index Return (as described below), whether the Index Return is positive, zero or negative, and whether it is greater or less than the Threshold Return (if applicable).

If the Index Return is equal to or greater than zero or the Threshold Return, if applicable, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

$10 + the greater of (a) $10 multiplied by the Step Return and (b) $10 multiplied by the lesser of (i) the Index Return multiplied by the upside leverage factor, if applicable, and (ii) the Maximum Gain on the securities, if applicable. If applicable, the “Maximum Gain” on the securities is a percentage that we will determine on the trade date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Gain for the securities, the appreciation potential of the securities will be limited to the Maximum Gain, even if the Index Return multiplied by the upside leverage factor, if applicable, is greater than the Maximum Gain.

If applicable, the “upside leverage factor” will be a number set forth in the relevant terms supplement. If no upside leverage factor is specified in the relevant terms supplement, and the Index Return is equal to or greater than zero or the Threshold Return, if applicable, your payment per $10 in principal amount of the securities will be $10 + [the greater of (a) ($10 × Step Return) and (b) ($10 × Index Return)], subject to the Maximum Gain, if applicable.

If a Threshold Return is applicable, if the Index Return is less than the Threshold Return, but is greater than zero, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

$10 + [$10 × (Index Return × participation rate)]

If applicable, the “participation rate” will be a number set forth in the relevant terms supplement. If no participation rate is specified in the relevant terms supplement, and the Index Return is less than the Threshold Return, but is greater than zero, your final payment per $10 in principal amount of the securities will be $10 + ($10 × Index Return).

We may also issue securities in which, if the Index Return is zero or positive, you will receive a cash payment per $10 in principal amount of securities equal to (a) $10 + (b) the product of $10 and the Step Return.  We may also refer to those securities as “Digital Optimization Securities.”  In such a case, we may refer to the Step Return as the “Digital Return,” and you will not receive a return on your securities that is greater than the return represented by the Digital Return.

Negative Index Return.  If the Index Return is negative, for every 1% that the Index Return is less than zero, you will lose an amount equal to 1% of the principal amount of your securities multiplied by, if applicable, the downside leverage factor, unless otherwise specified in the relevant terms supplement. Under these circumstances, your payment at maturity per $10 in principal amount of the securities will be calculated as follows:

$10 + [$10 × Index Return × downside leverage factor]

However, in no event will your payment at maturity be less than $0.  If applicable, the “downside leverage factor” will be a number set forth in the relevant terms supplement.  Depending upon the terms of your securities, we may refer to the downside leverage factor in the applicable terms supplement as the “buffer reduction factor.”  If no downside leverage factor is specified in the relevant terms supplement and the Index Ending Level is negative, your final payment per $10 in principal amount of the securities will be $10 + [$10 × Index Return]

For securities without a buffer, you will lose some or all of your investment at maturity if the Index Return is negative.

Payment at Maturity (for Securities with a Buffer):
Index Return that Is Positive or Zero.  If the Index Return is equal to or greater than zero or the Threshold Return, if applicable, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

$10 + the greater of (a) $10 multiplied by the Step Return and (b) $10 multiplied by the lesser of (i) the Index Return multiplied by the upside leverage factor, if applicable, and (ii) the Maximum Gain on the securities, if applicable. If applicable, the “Maximum Gain” on the securities is a percentage that we will determine on the trade date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Gain for the securities, the appreciation potential of the securities will be limited to the Maximum Gain, even if the Index Return multiplied by the upside leverage factor, if applicable, is greater than the Maximum Gain.

If applicable, the “upside leverage factor” will be a number set forth in the relevant terms supplement. If no upside leverage factor is specified in the relevant terms supplement, and the Index Return is equal to or greater than zero or the Threshold Return, if applicable, your payment per $10 in principal amount of the securities will be $10 + [the greater of (a) ($10 × Step Return) and (b) ($10 × Index Return)], subject to the Maximum Gain, if applicable.

If a Threshold Return is applicable, if the Index Return is less than the Threshold Return, but greater than zero, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

$10 + [$10 × (Index Return × participation rate)]

If applicable, the “participation rate” will be a number set forth in the relevant terms supplement. If no participation rate is specified in the relevant terms supplement, and the Index Return is less than the Threshold Return, but greater than zero, your final payment per $10 in principal amount of the securities will be $10 + ($10 × Index Return).

We may also issue securities in which, if the Index Return is zero or positive, you will receive a cash payment per $10 in principal amount of securities equal to (a) $10 + (b) the product of $10 and the Step Return.  In such a case, we may refer to the Step Return as the “Digital Return,” and you will not receive a return on your securities that is greater than the return represented by the Digital Return.

Negative Index Return.  If the Index Return is negative and the absolute value of the Index Return is greater than the Buffer Percentage, for every 1% that the absolute value of the Index Return is greater than the Buffer Percentage, you will lose an amount equal to 1% of the principal amount of your securities multiplied by, if applicable, the downside leverage factor, and your payment at maturity per $10 in principal amount of the securities will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$10 + [$10 × (Index Return + Buffer Percentage) × downside leverage factor]

However, in no event will your payment at maturity be less than $0. If applicable, the “downside leverage factor” will be a number set forth in the relevant terms supplement. If no downside leverage factor is specified in the relevant terms supplement and the Index Return is negative and the absolute value of the Index Return is greater than the Buffer Percentage, your final payment per $10 in principal amount of the securities will be $10 + [$10 × (Index Return + Buffer Percentage)].

Your principal is not exposed to a negative Index Return up to the Buffer Percentage. If the Index Ending Level is less than the Index Starting Level (or Strike Level, if applicable) by a percentage that is equal to or less than the Buffer Percentage, you will receive the principal amount of your securities at maturity.

For securities with a buffer, you will lose some or all of your investment at maturity if the Index Return is negative and the absolute value of the Index Return is greater than the Buffer Percentage.

Step Return:	A percentage as specified in the relevant term supplement.

Threshold Return:	A percentage as specified in the relevant terms supplement (if applicable).

Index Return:	Unless otherwise specified in the relevant terms supplement:

Index Ending Level – Index Starting Level (or Strike Level, if applicable) Index Starting Level (or Strike Level, if applicable)

Maximum Gain:	If applicable, a fixed percentage as specified in the relevant terms supplement.

Upside Leverage Factor:	If applicable, a fixed number as specified in the relevant terms supplement.

Participation Rate:	If applicable, a fixed number as specified in the relevant terms supplement.

Buffer Percentage:	If applicable, a fixed percentage as specified in the relevant terms supplement.

Downside Leverage Factor:	If applicable, a fixed number as specified in the relevant terms supplement.

Index Starting Level:
The Index Closing Level on the Trade Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Index Ending Level:
The Index Closing Level on the Final Valuation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

Strike Level:
The relevant terms supplement may specify a level for the Index other than the Index Starting Level to be used for calculating the Index Return and the amount payable at maturity, if any, which we refer to as the “Strike Level.”  The Strike Level may be based on and/or expressed as a percentage of the Index Closing Level as of a specified date, or may be determined without regard to the Index Closing Level as of a particular date.  For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Index Starting Level, will be used to calculate the Index Return.

Valuation Date(s):
The Index Ending Level will be calculated on a single date, which we refer to as the Final Valuation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Valuation Dates in this product prospectus supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Securities — Payment at Maturity.”

Initial Averaging Dates
As specified, if applicable, in the relevant terms supplement.  Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Securities — Payment at Maturity.”

Issue Price:	Unless otherwise specified in the relevant terms supplement, $10 per $10 in principal amount of the securities.

Trade Date:	As specified in the relevant terms supplement.

Settlement Date:	As specified in the relevant terms supplement.

Maturity Date:
As specified in the relevant terms supplement.  The Maturity Date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Securities — Payment at Maturity.”

RISK FACTORS

An investment in the securities is subject to the risks described below, as well as the risks described under “Risk Factors” in the prospectus and the prospectus supplement. The securities do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the securities is not equivalent to investing directly in the Index or any of the component securities of the Index. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the securities is suitable for you.

Risks Relating to the Securities Generally

The securities do not pay interest or guarantee the return of your investment. A decrease in the level of the Index may lead to a loss of some or all of your investment at maturity.

The securities do not pay interest and may not return any of your investment.  The amount payable to you at maturity, if any, will be determined as described in this product prospectus supplement no. UBS-EI-STEPS, any related index supplement and the relevant terms supplement.

For securities without a buffer, you will lose some or all of your investment at maturity if the Index Ending Level is less than the Index Starting Level (or the Strike Level, if applicable).

For securities with a buffer, your principal is not exposed to a decline in the Index Ending Level up to the percentage specified in the applicable terms supplement; however, you will lose some or all of your investment at maturity if the Index Ending Level is less than the Index Starting Level (or the Strike Level, if applicable) by more than that percentage. The extent of your loss will be greater if a downside leverage factor applies to your securities.

The securities are subject to the credit risk of Royal Bank of Canada.

The securities are subject to the credit risk of Royal Bank of Canada and our credit ratings and credit spreads may adversely affect the market value of the securities.  Investors are dependent on Royal Bank of Canada’s ability to pay all amounts due on the securities at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities.  Payment on the securities, including any repayment of principal feature, is subject to the creditworthiness of Royal Bank of Canada and you may lose some or all of your initial investment if Royal Bank of Canada is unable to pay its obligations when due.

The appreciation potential of the securities is limited to the Maximum Gain or Digital Return, if applicable.

If the securities are subject to a Maximum Gain or Digital Return, the appreciation potential of the securities will be limited to the return represented by that amount.  Any applicable Maximum Gain or Digital Return will be a percentage that we will determine on the Trade Date and that will be set forth in the relevant terms supplement.  Accordingly, if the relevant terms supplement specifies a Maximum Gain or Digital Return for the securities, the appreciation potential of the securities will be limited to the return represented by that amount, even if the Index Return multiplied by the upside leverage factor, if applicable, would otherwise result in a higher return.

Your return on the securities may be lower than the return on a conventional debt security of comparable maturity.

The return that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of Royal Bank of Canada with the same maturity date or if you invested directly in the Index or the securities included in the Index. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

The Buffer Percentage, if applicable, applies only if you hold the securities to maturity.

If applicable in the relevant terms supplement, your downside exposure to negative Index Returns is only buffered at maturity.  If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them for a loss even if the level of the Index has not declined by a percentage, the absolute value of which, is greater than the Buffer Percentage.  You should be willing to hold your securities to maturity.

The Step Return feature applies only if you hold the securities to maturity.

You should be willing to hold your securities to maturity.  If you are able to sell the securities prior to maturity in the secondary market, you may not receive the full economic value of the Step Return percentage and the return you receive may be less than the Step Return or the return of the Index, even if such return is positive at the time if sale.  You can only receive the full benefit of the Step Return feature from Royal Bank of Canada if you hold the securities to maturity.

If the securities are linked to an Index that is not a total return index, your return on the securities will not reflect dividends on the equity securities included in the Index.

The return on the securities will not reflect the return you would realize if you actually owned the equity securities included in the Index and received the dividends paid on those equity securities. This is because the calculation agent will calculate the amount payable to you at maturity of the securities by reference to the Index Ending Level. The Index Ending Level reflects the prices of the applicable equity securities, as calculated in the manner required by the applicable Index, on the Valuation Date(s) without taking into consideration the value of the dividends paid on those equity securities.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the securities will not be listed on a securities exchange.  There may be little or no secondary market for the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.

RBC Capital Markets, LLC, or RBCCM, may act as a market maker for the securities, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which RBCCM is willing to buy the securities.  If at any time RBCCM or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.  We expect that transaction costs in any secondary market would be high. As a result, the difference between the bid and asked prices for your securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

The Index Starting Level may be determined after the Settlement Date of the securities.

If so specified in the relevant terms supplement, the Index Starting Level will be determined based on the arithmetic average of the Index Closing Levels on the Initial Averaging Dates specified in that relevant terms supplement.  One or more of the Initial Averaging Dates specified may occur on or following the Settlement Date of the securities; as a result, the Index Starting Level may not be determined, and you may therefore not know the value of that Index Starting Level, until after the Settlement Date.  If there are any increases in the Index Closing Levels on the Initial Averaging Dates that occur after the Settlement Date and such increases result in the Index Starting Level being greater than the Index Closing Level on the Settlement Date, this may establish higher levels that the Index must achieve for you to obtain a positive return on your investment or to avoid a loss of principal at maturity.

The Index Ending Level may be less than the Index Closing Level or at other times during the term of the securities.

Because the Index Ending Level is calculated based on the Index Closing Level on one or more Valuation Dates during the term of the securities, the level of the Index at the maturity date or at other times during the term of the securities, including dates near the Valuation Date(s), could be higher than the Index Ending Level.  This difference could be particularly large if there is a significant increase in the level of the Index after the final Valuation Date, or if there is a significant decrease in the level of the Index around the time of the Valuation Date(s), or if there is significant volatility in the Index level during the term of the securities (especially on dates near the Valuation Date(s)).  For example, when the Valuation Date for the securities is near the end of the term of the securities, then if the Index Closing Levels increase or remain relatively constant during the initial term of the securities and then decrease below the Index Starting Level (or the Strike Level, if applicable), the Index Ending Level may be significantly less than if it were calculated on a date earlier than the Valuation Date(s).  Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Index, or the equity securities underlying the Index.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the Index has appreciated since the Trade Date.  The potential returns described in the relevant terms supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities.  We expect that, generally, the level of the Index on any day will affect the value of the securities more than any other single factor.  However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the level of the Index.  The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the level of the Index;

•	the expected volatility of the Index;

•	the time to maturity of the securities;

•	the dividend rate on the equity securities underlying the Index;

•	interest and yield rates in the market generally, as well as in the markets of the equity securities included in the Index;

•
economic, financial, political, regulatory or judicial events that affect the equity securities included in the Index or stock markets generally and which may affect the Index Closing Level on any Initial Averaging Date, if applicable, or any Valuation Date;

•
for securities linked to a foreign Index, the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the equity securities included in the Index are traded, and, if the Index is calculated in one currency and the equity securities included in the Index are traded in another currency or currencies, the correlation between those rates and the level of the Index; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to sell your securities prior to maturity.  The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your securities at a substantial discount from the principal amount if the level of the Index at that time is at, below or not sufficiently above the Index Starting Level (or the Strike Level, if applicable).

You cannot predict the future performance of the Index based on its historical performance.  The level of the Index may decrease such that you may not receive any return of your investment. For securities without a buffer, if the Index Return is negative, you will lose some or all of your investment at maturity.  For securities with a buffer, if the Index Ending Level decreases compared to the Index Starting Level (or the Strike Level, if applicable) by more than the percentage specified in the applicable terms supplement, you will lose some or all of your investment at maturity.  There can be no assurance that the level of the Index will not decrease so that at maturity you will not lose some or all of your investment.

If the level of the Index changes, the market value of your securities may not change in the same manner.

Owning the securities is not the same as owning the securities underlying the Index.  Accordingly, changes in the level of the Index may not result in a comparable change of the market value of the securities. If the level of the Index on any trading day increases above the Index Starting Level (or Strike Level, if applicable), the value of the securities may not increase in a comparable manner, if at all. It is possible for the level of the Index to increase while the value of the securities declines.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the payment at maturity, if any, will be based on the full principal amount of your securities as described in the relevant terms supplement, the original issue price of the securities includes each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates.  Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which RBCCM may be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price.  In addition, any such prices may differ from values determined by pricing models used by RBCCM, as a result of such compensation or other transaction costs.

You will have no shareholder rights in issuers of equity securities that are included in the Index.

As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the equity securities included in the Index would have.

You must rely on your own evaluation of the merits of an investment linked to the Index.

In the ordinary course of their business, our affiliates may have expressed views on expected movements in any Index or its components, and may do so in the future.  These views or reports may be communicated to our clients and clients of our affiliates.  However, these views are subject to change from time to time.  Moreover, other professionals who transact business in markets relating to any Index or its components may at any time have significantly different views from those of our affiliates.  For these reasons, you are encouraged to derive information concerning the applicable Index or its components from multiple sources, and you should not rely solely on views expressed by our affiliates.

We or our affiliates may have adverse economic interests to the holders of the securities.

RBCCM and other affiliates of ours trade the equity securities underlying the Index and other financial instruments related to the Index and its component securities on a regular basis, for their accounts and for other accounts under their management.  RBCCM and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Index or its component securities.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities.  Any of these trading activities could potentially affect the level of the Index and, accordingly, could affect the value of the securities and the amount, if any, payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with companies the equity securities of which are included in the Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services.  In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you.  We do not make any representation or warranty to any purchaser of a security with respect to any matters whatsoever relating to our business with companies the equity securities of which are included in the Index or future price movements of the equity securities underlying the Index.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the level of the Index or the equity securities that are included in the Index.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may hedge our obligations under the securities through certain affiliates, who would expect to make a profit on such hedge.  We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time, which could have an impact on the Index Return of your securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the equity securities included in a foreign Index are denominated.  These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the Index Closing Levels of that foreign Index, could affect the Index Closing Levels of that foreign Index and, accordingly, if the securities are linked to that foreign Index, the value of the securities.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you.  In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates.  We do not make any representation or warranty to any purchaser of securities with respect to any matters whatsoever relating to future currency exchange rate movements and, if the securities are linked to a foreign Index, any prospective purchaser of the securities should undertake an independent investigation of the currencies in which equity securities included in that foreign Index are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the securities.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Index Closing Level on any Initial Averaging Date, if applicable, or any Valuation Date, or the Index Return and calculating the amount that we are required to pay you, if any, at maturity.  These events may include disruptions or suspensions of trading in the markets as a whole.  If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Initial Averaging Dates, if applicable, or the Valuation Dates and the maturity date will be postponed and your return will be adversely affected.  See “General Terms of the Securities — Market Disruption Events.”

Significant aspects of the U.S. federal income tax treatment of the securities may be uncertain.

The tax treatment of the securities is uncertain.  We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product prospectus supplement.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the securities even though that holder will not receive any payments with respect to the securities until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the securities could be treated as ordinary income.  The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the sections entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this product prospectus supplement, the section “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement.  You should consult your tax advisor about your own tax situation.

Risks Relating to the Index

The sponsor of the Index (the “Index Sponsor”) may adjust the Index in a way that affects its level, and the Index Sponsor has no obligation to consider your interests.

The applicable Index Sponsor is responsible for calculating and maintaining the Index.  The Index Sponsor can add, delete or substitute the equity securities included in the Index or make other methodological changes that could change the level of the Index.  You should realize that the changing of equity securities included in the Index may affect the level of the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces.  Additionally, the applicable Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index.  Any of these actions could adversely affect the value of the securities.  The applicable Index Sponsor has no obligation to consider your interests in calculating or revising the Index.  See the relevant index description section below or any related index supplement for additional information.

Unless otherwise specified in any related index supplement or relevant terms supplement, to our knowledge, we are not currently affiliated with any company the equity securities of which are included in the Index.

To our knowledge, we are not currently affiliated with any issuers the equity securities of which are included in the Index.  As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities included in the Index or your securities.  None of the money you pay us will be paid to the Index Sponsor for the Index or any of the issuers of the equity securities included in the Index and none of those issuers will be involved in the offering of the securities in any way.  Neither those issuers nor we will have any obligation to consider your interests as a holder of the securities in taking any actions that might affect the value of your securities.

For securities linked to a foreign Index, if the prices of its component securities are not converted into U.S. dollars for purposes of calculating the value of the Index, the Index Return for the securities will not be adjusted for changes in exchange rates that might affect the Index.

Because the prices of the equity securities comprising the Index are not converted into U.S. dollars for purposes of calculating the value of the Index and although the equity securities composing the Index are traded in currencies other than U.S. dollars, and the securities, which are linked to the Index, are denominated in U.S. dollars, the amount payable on the securities at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the Index are denominated.  Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Index Return for the securities.  The amount we pay in respect of the securities on the maturity date, if any, will be determined solely in accordance with the procedures described in “General Terms of the Securities — Payment at Maturity.”

For securities linked to a foreign Index, if the prices of its component securities are converted into U.S. dollars for purposes of calculating the value of the Index, the securities will be subject to currency exchange risk.

Because the prices of the equity securities composing the Index are converted into U.S. dollars for the purposes of calculating the value of the Index, the holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities composing the Index trade.  An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities composing the Index denominated in each such currency.  If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the Index will be adversely affected and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

For securities linked to a foreign Index, if the prices of its component securities are converted into U.S. dollars for purposes of calculating the value of the Index, changes in the volatility of exchange rates, and the correlation between those rates and the levels of the Index are likely to affect the market value of the securities.

The exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the Index are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which an equity security composing the Index and the U.S. dollar.  This exchange rate reflects the amount of the particular currency in which an equity security composing the Index is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which that equity security is denominated.  The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the Index refers to the size and frequency of changes in that exchange rate.

Because the Index may be calculated, in part, by converting the closing prices of the equity securities included in the Index into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those equity securities are denominated could affect the market value of the securities.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the Index are denominated and the level of the Index refer to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of the Index.  The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the Index are denominated and the percentage changes in the level of the Index could affect the value of the securities.

For securities linked to a foreign Index, an investment in the securities is subject to risks associated with non-U.S. securities markets.

The equity securities that are included in a foreign Index have been issued by non-U.S. companies.  Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries.  Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally, non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency.  Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries.  These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates.  In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  The risks of the economies of emerging market countries are relevant for securities linked to a foreign Index that includes securities traded in one or more emerging market countries.

Some or all of these factors may influence the Index Closing Level.  The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.  You cannot predict the future performance of the Index based on their historical performance.  The value of the Index may decrease such that you may not receive any return of your investment.  There can be no assurance that the Index Closing Level will not decrease so that at maturity you will not lose some or all of your investment.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities.  The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the securities and the estimated cost of hedging our obligations under the securities.

Unless otherwise specified in the relevant terms supplement, the original issue price of the securities will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities.  The estimated cost of hedging includes the projected profit, which in no event will exceed $0.35 per $10 in principal amount of the securities, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

In anticipation of the sale of the securities, we expect to enter into hedging transactions with one or more of our affiliates, or with one or more of the Agents or their affiliates, involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter derivative instruments linked to the Index prior to or on the pricing date.  From time to time, we, the Agents, and our respective affiliates may enter into additional hedging transactions or unwind those that we or they have entered into.  In this regard, we, the Agents, and our respective affiliates may:

•	acquire or dispose of investments relating to the Index;

•	acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the level of the Index or the price of the Index components; or

•	any combination of the above two.

We, the Agents, and our respective affiliates may acquire a long or short position in securities similar to the step performance securities from time to time and may, in our or their sole discretion, hold or resell those similar securities.

We, the Agents, and our respective affiliates may close out our or their hedges on or before the Valuation Dates.  That step may involve sales or purchases of the components of the Index or over-the-counter derivative instruments linked to the Index.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.  A separate terms supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below.  Capitalized terms used but not defined in this product prospectus supplement no UBS-EI-STEPS have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related index supplement.  The term “security” refers to each $10 in principal amount of the securities.

General

The securities are senior unsecured obligations of Royal Bank of Canada that are linked to an equity index (the “Index”) specified in the relevant terms supplement.  The securities will be issued by Royal Bank of Canada under an indenture dated October 23, 2003, as it may be amended or supplemented from time to time, between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee.

The securities do not pay interest and do not guarantee any return of principal at, or prior to, maturity.  At maturity, the securities will return a payment in cash from Royal Bank of Canada, the amount of which will vary depending on the performance of the Index, calculated in accordance with the applicable formula set forth below, and whether the securities have certain of the terms and provisions that are described in more detail below.  The securities do not guarantee any return of your investment at maturity.  A payment on the securities, including any repayment of principal feature, is subject to the creditworthiness of Royal Bank of Canada.

The securities are unsecured and are not savings accounts or deposits of a bank.  The securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation, or any other governmental agency of Canada or the United States.

The securities are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The securities will be issued in denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.  The principal amount and issue price of each security is $10, unless otherwise specified in the relevant terms supplement.  The securities will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Debt Securities — Ownership and Book-Entry Issuance” and “—Considerations Relating to DTC” in the prospectus.

The specific terms of the securities will be described in the relevant terms supplement accompanying this product prospectus supplement no. UBS-EI-STEPS and any related index supplement.  The terms described in that document supplement those described herein and in any related index supplement, the accompanying prospectus and prospectus supplement.  If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related index supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

The maturity date for the securities will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Valuation Date is postponed as described below.  We will also specify whether or not the securities have certain of the terms and provisions that are described in more detail below in the relevant terms supplement.

Securities without a Buffer

Unless otherwise specified in the relevant terms supplement, for securities without a buffer, the amount you will receive at maturity is based on the Index Return, as described below.

Index Return that Is Positive or Zero

•	If the Index Return is equal to or greater than zero or the Threshold Return, if applicable, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

o
$10 + the greater of (a) $10 multiplied by the Step Return and (b) $10 multiplied by the lesser of (i) the Index Return multiplied by the upside leverage factor, if applicable, and (ii) the Maximum Gain on the securities, if applicable.

o
If applicable, the “Maximum Gain” on the securities is a percentage that we will determine on the trade date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Gain for the securities, the appreciation potential of the securities will be limited to the Maximum Gain, even if the Index Return multiplied by the upside leverage factor, if applicable, is greater than the Maximum Gain.

o
If no upside leverage factor is specified in the relevant terms supplement, and the Index Return is equal to or greater than zero or the Threshold Return, if applicable, your payment per $10 in principal amount of the securities will be $10 + [the greater of (a) ($10 × Step Return) and (b) ($10 × Index Return)], subject to the Maximum Gain, if applicable.

•
If a Threshold Return is applicable, if the Index Return is less than the Threshold Return, but is greater than zero, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

$10 + [$10 × (Index Return × participation rate)]

o	If applicable, the “participation rate” will be a number set forth in the relevant terms supplement.

o
If no participation rate is specified in the relevant terms supplement, and the Index Return is less than the Threshold Return, but is greater than zero, your payment per $10 in principal amount of the securities will be $10 + ($10 × Index Return).

•
We may also issue securities in which, if the Index Return is zero or positive, you will receive a cash payment per $10 in principal amount of securities equal to (a) $10 + (b) the product of $10 and the Step Return.  We may also refer to those securities as “Digital Optimization Securities.”  In such a case, we may refer to the Step Return as the “Digital Return,” and you will not receive a return on your securities that is greater than the return represented by the Digital Return.

Negative Index Return

•
If the Index Return is negative, for every 1% that the Index Return is less than zero, you will lose an amount equal to 1% of the principal amount of your securities multiplied by, if applicable, the downside leverage factor, unless otherwise specified in the relevant terms supplement. Under these circumstances, your payment at maturity per $10 in principal amount of the securities will be calculated as follows:

$10 + [$10 × Index Return × downside leverage factor]

o	However, in no event will your payment at maturity be less than $0.

o
If applicable, the “downside leverage factor” will be a number set forth in the relevant terms supplement. Depending upon the terms of your securities, we may refer to the downside leverage factor in the applicable terms supplement as the “buffer reduction factor.”

o
If no downside leverage factor is specified in the relevant terms supplement and the Index Ending Level is negative, your payment per $10 in principal amount of the securities will be $10 + [$10 × Index Return]

For securities without a buffer, you will lose some or all of your investment at maturity if the Index Return is negative.

Securities with a Buffer

Unless otherwise specified in the relevant terms supplement, for the securities with a buffer, the amount you will receive at maturity is based on the Index Return and the Buffer Percentage, as described below:

Index Return that Is Positive or Zero

•	If the Index Return is equal to or greater than zero or the Threshold Return, if applicable, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

o
$10 + the greater of (a) $10 multiplied by the Step Return and (b) $10 multiplied by the lesser of (i) the Index Return multiplied by the upside leverage factor, if applicable, and (ii) the Maximum Gain on the securities, if applicable.

o
If applicable, the “Maximum Gain” on the securities is a percentage that we will determine on the trade date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Gain for the securities, the appreciation potential of the securities will be limited to the Maximum Gain, even if the Index Return multiplied by the upside leverage factor, if applicable, is greater than the Maximum Gain.

o
If applicable, the “upside leverage factor” will be a number set forth in the relevant terms supplement. If no upside leverage factor is specified in the relevant terms supplement, and the Index Return is equal to or greater than zero or the Threshold Return, if applicable, your payment per $10 in principal amount of the securities will be $10 + [the greater of (a) ($10 × Step Return) and (b) ($10 × Index Return)], subject to the Maximum Gain, if applicable.

•
If a Threshold Return is applicable, if the Index Return is less than the Threshold Return, but greater than zero, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

$10 + [$10 × (Index Return × participation rate)]

o	If applicable, the “participation rate” will be a number set forth in the relevant terms supplement.

o
If no participation rate is specified in the relevant terms supplement, and the Index Return is less than the Threshold Return, but greater than zero, your payment per $10 in principal amount of the securities will be $10 + ($10 × Index Return).

•
We may also issue securities in which, if the Index Return is zero or positive, you will receive a cash payment per $10 in principal amount of securities equal to (a) $10 + (b) the product of $10 and the Step Return.  In such a case, we may refer to the Step Return as the “Digital Return,” and you will not receive a return on your securities that is greater than the return represented by the Digital Return.

Negative Index Return

•
If the Index Return is negative and the absolute value of the Index Return is greater than the Buffer Percentage, for every 1% that the absolute value of the Index Return is greater than the Buffer Percentage, you will lose an amount equal to 1% of the principal amount of your securities multiplied by, if applicable, the downside leverage factor, and your payment at maturity per $10 in principal amount of the securities will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$10 + [$10 × (Index Return + Buffer Percentage) × downside leverage factor]

o	However, in no event will your payment at maturity be less than $0.

o	If applicable, the “downside leverage factor” will be a number set forth in the relevant terms supplement.

o
If no downside leverage factor is specified in the relevant terms supplement and the Index Return is negative and the absolute value of the Index Return is greater than the Buffer Percentage, your payment per $10 in principal amount of the securities will be $10 + [$10 × (Index Return + Buffer Percentage)].

o
Your principal is not exposed to a negative Index Return up to the Buffer Percentage. If the Index Ending Level is less than the Index Starting Level (or Strike Level, if applicable) by a percentage that is equal to or less than the Buffer Percentage, you will receive the principal amount of your securities at maturity.

o	For securities with a buffer, you will lose some or all of your investment at maturity if the Index Return is negative and the absolute value of the Index Return is greater than the Buffer Percentage.

Additional Terms Applicable to the Securities

The “Step Return” is a fixed percentage as specified in the relevant terms supplement.

The “Threshold Return,” if applicable, is a fixed percentage as specified in the relevant terms supplement.

The “Maximum Gain,” if applicable, is a fixed percentage as specified in the relevant terms supplement.

The “upside leverage factor,” if applicable, is a fixed number as specified in the relevant terms supplement.

The “participation rate,” if applicable, is a fixed number as specified in the relevant terms supplement.

The “Buffer Percentage,” if applicable, is a fixed percentage as specified in the relevant terms supplement.

The “downside leverage factor,” if applicable, is a fixed number as specified in the relevant terms supplement.

The “Trade Date” is the day on which we price the securities for initial sale to the public and will be specified in the relevant terms supplement.

The “Settlement Date” is the day on which we issue the securities for initial delivery to investors and will be specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Index Return,” as calculated by the calculation agent, is the percentage change in the Index Closing Level calculated by comparing the Index Ending Level to the Index Starting Level or the Strike Level, as applicable.  The relevant terms supplement will specify the manner in which the Index Starting Level (or the Strike Level, if applicable) and the Index Ending Level will be determined.  The Index Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Index Return =	Index Ending Level – Index Starting Level (or Strike Level, if applicable)
Index Starting Level (or Strike Level, if applicable)

Unless otherwise specified in the relevant terms supplement, the “Index Starting Level” means the Index Closing Level on the Trade Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Index Ending Level” means the Index Closing Level on the Final Valuation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

The relevant terms supplement may specify a level for the Index other than the Index Starting Level, which we refer to as the “Strike Level,” to be used for calculating the Index Return and the amount payable at maturity, if any.  The Strike Level may be based on and/or expressed as a percentage of the Index Closing Level as of a specified date, or may be determined without regard to the Index Closing Level as of a particular date.  For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Index Starting Level, will be used to calculate the Index Return.

The “Index Closing Level” on any trading day will equal the closing level of the Index or any successor index thereto published following the regular official weekday close of trading on that trading day.  In certain circumstances, the “Index Closing Level” will be based on the alternative calculation of the Index described under “— Discontinuation of the Index; Alteration of Method of Calculation” below.

A “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying the Index or the successor index and (ii) the exchanges on which futures or options contracts related to the Index or the successor index are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below.  If an Initial Averaging Date is not a trading day or if there is a market disruption event on such day, the applicable Initial Averaging Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing.  In no event, however, will any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date.  If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Index Closing Level for such Initial Averaging Date on such date in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each security most recently constituting the Index.

The Valuation Date(s), which will be either a single date, which we refer to as the Final Valuation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below.  If a Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing.  In no event, however, will any Valuation Date be postponed more than ten business days following the date originally scheduled to be that Valuation Date.  If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Index Closing Level for that Valuation Date on such date in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on that tenth scheduled business day of each security most recently constituting the Index.

The maturity date will be specified in the relevant terms supplement and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following the scheduled maturity date. If, due to a market disruption event or otherwise, the final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “— Market Disruption Events.”

We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable, if any, with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in the open market or by private agreement.

Calculation Agent

The Bank of New York Mellon will act as the calculation agent.  The calculation agent will determine, among other things, the Index Starting Level, the Strike Level, if applicable, the Index Closing Level on each Initial Averaging Date, if applicable, and each Valuation Date, the Index Ending Level, the Index Return and the payment at maturity, if any, on the securities.  In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of the Index and whether there has been a material change in the method of calculating the Index.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

All calculations with respect to the Index Starting Level, the Strike Level, if applicable, the Index Ending Level, the Index Return or any Index Closing Level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per $10 in principal amount of the securities at maturity, if any, will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid, if any, on the aggregate principal amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from determining the Index Closing Level on any Initial Averaging Date, if applicable, or any Valuation Date and, consequently, the Index Return, or calculating the amount, if any, that we will pay to you at maturity.  These events may include disruptions or suspensions of trading on the markets as a whole.  We refer to each of these events individually as a “market disruption event.”

With respect to the Index and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

•
a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

•
a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of the Index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Index (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the calculation agent in its sole discretion; and

•
a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities.

For purposes of determining whether a market disruption event with respect to the Index (or the relevant successor index) exists at any time, if trading in a security included in the Index (or the relevant successor index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index (or the relevant successor index) will be based on a comparison of:

•	the portion of the level of the Index (or the relevant successor index) attributable to that security relative to

•	the overall level of the Index (or the relevant successor index),

in each case immediately before that suspension or limitation.

For purposes of determining whether a market disruption event with respect to the Index (or the relevant successor index) has occurred, unless otherwise specified in the relevant terms supplement:

•
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to the Index (or the relevant successor index);

•
limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on the Index (or the relevant successor index) by the primary exchange or market trading in such contracts by reason of

•	a price change exceeding limits set by such exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index (or the relevant successor index); and

•
a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to the Index (or the relevant successor index) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

“Relevant exchange” means, with respect to the Index or any relevant successor index, the primary exchange or market of trading for any security (or any combination thereof) then included in the Index or such successor index, as applicable.

Discontinuation of the Index; Alteration of Method of Calculation

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the Index Closing Level on any relevant Initial Averaging Date, if applicable, Valuation Date or other relevant date on which the Index Closing Level is to be determined will be determined by reference to the level of such successor index at the close of trading on the relevant exchange for the successor index on such day.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice to be promptly furnished to the trustee, to us and to the holders of the securities.

If the Index Sponsor discontinues publication of the Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Valuation Date or any other relevant date on which the Index Closing Level is to be determined, and the calculation agent determines, in its sole discretion, that no successor index is available at such time or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Valuation Date or other relevant date, then the calculation agent will determine the Index Closing Level for such date.  The Index Closing Level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index or successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Index or successor index, as applicable.  Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating the Index or a successor index, or the level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index or such successor index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such successor index, as the case may be, as if those changes or modifications had not been made, and the calculation agent will calculate the Index Closing Level with reference to the Index or such successor index, as adjusted.  Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), then the calculation agent will adjust its calculation of the Index or such successor index in order to arrive at a level of the Index or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Payment of Additional Amounts

We will pay any amounts to be paid by us on the securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld, or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the securities, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a security, which we refer to as an “Excluded Holder,” in respect of a beneficial owner:

(i)	with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)
who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the securities, the holding of the securities or the receipt of payments thereunder;

(iii)
who presents such security for payment (where presentation is required, such as if a security is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any security means:

(a)	the due date for payment thereof (whether at maturity or upon an earlier acceleration), or

(b)
if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the securities in accordance with the senior indenture; or

(iv)
who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

For purposes of clause (iii) above, if a security is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the securities.

We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee.  We will indemnify and hold harmless each holder of the securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the securities and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

For additional information, see the section entitled “Canadian Federal Income Tax Summary.”

Events of Default

Under the heading “Description of Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $10 in principal amount of the securities upon any acceleration of the securities will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $10 in principal amount of the securities as described under the caption “— Payment at Maturity,” calculated as if the date of acceleration were the final Valuation Date. If the securities have more than one Valuation Date, then, for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) will be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification and Waiver of the Debt Securities” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the senior indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities —Defeasance” are not applicable to the securities, unless otherwise specified in the relevant terms supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the securities.  The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee).  One or more fully-registered global note certificates, representing the total aggregate principal amount of the securities, will be issued and will be deposited with DTC.  See the descriptions contained in the accompanying prospectus under the headings “Description of Debt Securities — Ownership and Book-Entry Issuance” and “—Considerations Relating to DTC.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the securities.  The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences-Canadian Taxation” in the accompanying prospectus.

In the opinion of Norton Rose OR LLP, Canadian tax counsel to Royal Bank of Canada, interest on a security (including amounts deemed for purposes of the Income Tax Act (Canada) (“ITA”) to be interest, such as any amount paid at maturity in excess of the amount paid for the security) that is paid or credited, or deemed for purposes of the ITA to be paid or credited, to a Non-resident Holder will not be subject to Canadian non-resident withholding tax, except in the circumstances described under “Tax Consequences-Canadian Taxation” in the accompanying prospectus.  If any interest paid or credited or deemed to be paid or credited on a security is to be calculated by reference to an Index which could be viewed as a proxy for the profit of Royal Bank of Canada, such interest may be subject to Canadian non-resident withholding tax.  The Canadian withholding tax implications of such an issuance will be described particularly in the relevant terms supplement if such securities are offered.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of certain U.S. tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the securities and receiving payments under the securities. This summary is based upon the law as in effect on the date of this product prospectus supplement and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Considerations

The following disclosure — including the opinion of Morrison & Foerster LLP — has been prepared without regard to any particular security that you may purchase in the future and, therefore, is provided solely as a matter of general information.  You should not rely upon the following disclosure (including the opinion of Morrison & Foerster LLP), or the disclosure under “Tax Consequences—United States Taxation” in the prospectus or “Certain Income Tax Consequences—United States Taxation” in the prospectus supplement, with regard to an investment in any particular security because this disclosure (including the opinion of Morrison & Foerster LLP) does not take into account the terms of any particular security or the tax consequences of investing in or holding any particular security unless the terms supplement applicable to your securities expressly indicates that you may rely on the following disclosure and expressly states that you may rely on the opinion of Morrison & Foerster LLP.  Any security that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below.  For example, the discussion below assumes that an investor in the securities will be subject to a significant risk that it will lose a significant amount of its investment in the securities.  If an investor in the securities is not subject to a significant risk that it will lose a significant amount of its investment in the securities, the tax treatment of that security may differ substantially from that described in the discussion below.  There may be other features or terms of your securities that will cause this tax section to be inapplicable to your securities.

Consequently, any tax disclosure relevant to any security you may purchase will be set forth only in the terms supplement relating to your security, and, unless the terms supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any security.  Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular security you propose to purchase.

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to U.S. holders (as defined in the accompanying prospectus).  Except as otherwise noted under “Non-U.S. Holders” below, it applies only to those U.S. holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES.  AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN.  BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether the issuer of any of the component stocks underlying any particular Index would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code or a “U.S. real property holding corporation” within the meaning of Section 897 of the Internal Revenue Code. If the issuer of one or more such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply.  You should refer to any available information filed with the SEC by the issuers of the component stocks included in each Index and consult your tax advisor regarding the possible consequences to you in this regard.

In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat a security with terms described in this product prospectus supplement as a pre-paid cash-settled derivative contract linked to the Index for U.S. federal income tax purposes, and the terms of the securities require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization.  If the securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale or maturity of the securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the securities.  In general, a U.S. holder’s tax basis in the securities will be equal to the price the holder paid for the securities. Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less.  The deductibility of capital losses is subject to limitations.  The holding period for securities of a U.S. holder who acquires the securities upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the securities.  If the securities are held by the same U.S. holder until maturity, that holder’s holding period will generally include the maturity date. It is possible that the Internal Revenue Service could assert that a U.S. holder’s holding period in respect of the securities should end on the date on which the amount the holder is entitled to receive upon the maturity of the securities is determined, even though the holder will not receive any amounts from us in respect of the securities prior to the maturity of the securities. In such case, a U.S. holder may be treated as having a holding period in respect of the securities that is one year or less even if the holder receives cash upon maturity of the securities at a time that is more than one year after the beginning of its holding period.

Alternative Treatments.  Alternative tax treatments of the securities are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  For example, it would also be possible to treat the securities, and the Internal Revenue Service might assert that the securities should be treated, as a single debt instrument.  If the securities have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments.  If the securities are so treated, a holder would generally be required to accrue interest currently over the term of the securities even though that holder will not receive any payments from us prior to maturity.  In addition, any gain a holder might recognize upon the sale or maturity of the securities would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss.  If the securities are treated as a single debt instrument that has a term of no more than one year, the securities would be treated as a single contingent short-term debt instrument, which would also result in tax consequences that are different from those described above.

If the Index periodically rebalances, it is possible that the securities could be treated as a series of derivative contracts, each of which matures on the next rebalancing date.  If the securities were properly characterized in such a manner, a holder would be treated as disposing of the securities on each rebalancing date in return for new derivative contracts that mature on the next rebalancing date, and a holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s basis in the securities (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the securities on such date.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the Internal Revenue Service could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above.  For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the sale or maturity of the securities should be treated as ordinary gain or loss.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the securities.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  Unless stated otherwise in the applicable terms supplement, we intend to treat the securities for U.S. federal income tax purposes in accordance with the treatment described in this product prospectus supplement unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate.

Backup Withholding and Information Reporting.  Please see the discussion under “Tax Consequences—United States Taxation—Information Reporting and Backup Withholding” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the securities.

Non-U.S. Holders.  The following discussion applies to non-U.S. holders of the securities. A non-U.S. holder is a beneficial owner of a security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities, provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the securities.  In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. Payments made to a non-U.S. holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate.  The Internal Revenue Service has also indicated that it is considering whether income in respect of instruments such as the securities should be subject to withholding tax.  Prospective investors should consult their own tax advisors in this regard.

Under recently enacted legislation, a “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to U.S. withholding tax unless reduced by any applicable tax treaty. A “dividend equivalent” payment is generally defined as (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the U.S., (ii) a payment made pursuant to a “specified notional principal contract” that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the U.S., and (iii) any other payment determined by the Internal Revenue Service to be substantially similar to a payment described in the preceding clauses (i) and (ii). If any Index reflects the reinvestment of the dividend income from its underlying stocks, the Internal Revenue Service could assert or the Treasury Department could issue regulations providing that the securities give rise to dividend equivalent payments which would be subject to U.S. withholding tax. In that case, we may withhold on payments with respect to the securities at the applicable statutory rate and we will not pay any additional amounts in respect of such withholding.  Prospective non-U.S. holders of the securities should consult their own tax advisors regarding the possible implications of this recently enacted legislation.

Legislation Affecting Taxation of Securities Held By or Through Foreign Entities.  Legislation was enacted on March 18, 2010 that will, effective for payments made after December 31, 2012, impose a 30% U.S. withholding tax on “withholdable payments” made to a foreign financial institution, unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution.  In addition, unless Treasury Department regulations provide otherwise, the securities may constitute a “financial account” for these purposes.  The legislation also generally imposes a withholding tax of 30% on such payments to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.  Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.  “Withholdable payments” include payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income, in each case from sources within the U.S., as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the U.S.  These withholding and reporting requirements will generally apply to payments made after December 31, 2012, and if we determine withholding is appropriate with respect to the securities, we will withhold at the applicable statutory rate. However, the withholding tax will not be imposed on payments pursuant to obligations outstanding as of March 18, 2012 and the Internal Revenue Service has issued a notice indicating that any withholding obligations will begin no earlier than January 1, 2014.  Investors are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the securities.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreement entered into between Royal Bank of Canada and RBC Capital Markets, LLC as agent (an “Agent” or “RBCCM”), UBS Financial Services Inc. (an “Agent” or “UBS”) and certain other agents that may be party to the Distribution Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with RBCCM and UBS, the “Agents”), each Agent participating in an offering of securities, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of securities set forth on the cover page of the relevant terms supplement.  Each such Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant terms supplement.  RBCCM will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.  After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of RBCCM.  The underwriting arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate.  In accordance with FINRA Rule 5121, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

RBCCM or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market.  Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, RBCCM may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  Specifically, RBCCM may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account.  RBCCM must close out any naked short position by purchasing the securities in the open market.  A naked short position is more likely to be created if RBCCM is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, RBCCM may bid for, and purchase, securities in the open market to stabilize the price of the securities.  Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities.  RBCCM is not required to engage in these activities, and may end any of these activities at any time.

No action has been or will be taken by us, RBCCM or any dealer that would permit a public offering of the securities or possession or distribution of this product prospectus supplement no. UBS-EI-STEPS, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required.  No offers, sales or deliveries of the securities, or distribution of this product prospectus supplement no. UBS-EI-STEPS, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product prospectus supplement no. UBS-EI-STEPS, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities.  We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Unless otherwise specified in the relevant terms supplement, the Settlement Date for the securities will be the third business day following the Trade Date (which is referred to as a “T+3” settlement cycle).

EMPLOYEE RETIREMENT INCOME SECURITY ACT

The Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA” and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions.  Therefore, a plan fiduciary considering purchasing securities should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction”.

Royal Bank of Canada and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, Royal Bank of Canada (or its affiliate) providing services to such plans.  Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if securities are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively “Plans”, and with respect to which Royal Bank of Canada or any of its affiliates is a “party in interest” or a “disqualified person”, unless those securities are acquired under an exemption for transactions effected on behalf of that Plan by a “qualified professional asset manager” or an “in-house asset manager”, for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption.  Section 408(b)(17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than “adequate consideration” in connection with the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.  The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the securities, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the securities will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank of Canada nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the securities, or any exercise related thereto or as a result of any exercise by Royal Bank of Canada or any of its affiliates of any rights in connection with the securities, and no advice provided by Royal Bank of Canada or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the securities and the transactions contemplated with respect to the securities.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.